Exhibit 99.1

John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP TO REPORT FIRST QUARTER 2009

FINANCIAL RESULTS ON MAY 11, 2009

New York, NY, May 8, 2009 — Sterling Bancorp (NYSE: STL), the parent company of New York City-based Sterling National Bank, will issue its financial results for the first quarter ended March 31, 2009 prior to the opening of the U.S. financial markets on Monday, May 11, 2009.

The Company also will hold a conference call on Monday, May 11, 2009 at 10:00 a.m. Eastern Daylight Time to discuss the financial results. To access the conference call live, interested parties may dial 800-230-1093 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Daylight Time on Monday, May 11, 2009 until 11:59 p.m. Eastern Daylight Time on Monday, May 25, 2009. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 100438.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York-based banking and financial services company with assets exceeding $2.1 billion. Established in 1929, the Company’s principal banking subsidiary, Sterling National Bank, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Now in its 80th year, Sterling is well known for its focus on business customers, an extensive and diverse product portfolio and a high-touch, hands-on approach to customer service.

Sterling offers working capital lines, asset-based financing, factoring, accounts receivable financing and management, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages, import trade financing, a wide array of depository products and cash management services, trust and estate administration and custodial account services.

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